                                                                   EXHIBIT 10(M)

                                   AGREEMENT
                                   ---------


     THIS AGREEMENT dated as of       , 1999, is made by and between BankBoston
Corporation, a Massachusetts corporation (the "Company"), and _________ (the "Executive").

     WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel; and

     WHEREAS, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control (as defined in the last Section hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

     WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties with the Company and/or the Bank, as the case may be, without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other valuable consideration, the Company and the Executive hereby agree as follows:

     1.   Defined Terms. The definitions of capitalized terms used in this
          -------------
Agreement are provided in the last Section hereof.
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     2.   Term of Agreement. This Agreement shall commence on the date hereof
          -----------------
and shall continue in effect through [last day of month in which occurs 24/th/ month from effective date], 2001, provided that commencing on [following month] 1, 2000 and each [same] 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than the immediately preceding [3 mo prior to effective date month] 31, the Company or the Executive shall have given notice not to extend this Agreement or a Change in Control shall have occurred prior to such [month following effective date month] 1. If a Change in Control shall have occurred during the term of this Agreement, however, this Agreement shall continue in effect for a period of not less than three (3) years beyond the last day of the month in which such Change in Control occurred. Notwithstanding the foregoing provisions of this Section 2, this Agreement shall terminate, unless earlier terminated in accordance with this Agreement, (i) one (1) year after the Executive is notified in accordance with Section 10 hereof that the Compensation Committee, upon recommendation of the Company's chief executive officer, has voted to terminate this Agreement or
(ii) if earlier, immediately after the Executive is notified in accordance with
Section 10 hereof that the Compensation Committee has determined that the Executive's level of responsibility (other than reporting responsibility) has substantially changed from the Executive's current level of responsibility, in either case only if the notification occurs prior to a Potential Change in Control that results in a Change in Control. By way of illustration, if there were a change in the nature of the Executive's responsibilities (e.g., from technology to human resources) but the only change in the level of the Executive's

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responsibilities were a change in reporting responsibilities, these changes alone would not provide grounds for the Compensation Committee determination referred to in clause (ii) above.

     3.   Company's Covenants Summarized.  In order to induce the Executive to
          ------------------------------
remain in the employ of the Company or the Bank and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments described in Section 6.1 hereof and the other payments and benefits described herein in the event the Executive's employment with the Company or the Bank is terminated following a Change in Control and during the term of this Agreement. No amount or benefit shall be payable under this Agreement unless there shall have been (or, under the terms hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company or the Bank following a Change in Control. This Agreement shall not be construed as creating an express or implied contract of employment, and except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company or the Bank.

     4.   Executive's Covenants.
          ---------------------

     4.1 The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the term of this Agreement, the Executive will remain in the employ of the Company or the Bank until the earliest of (i) a date which is six (6) months from the date of such Potential Change of Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason (determined by treating the Potential Change in Control as a Change in Control

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in applying the definition of Good Reason), by reason of death, or (iv) the termination by the Company or the Bank of the Executive's employment for any reason.

     4.2 The Executive agrees that, during the term of this Agreement and for a period ending on the third anniversary of the Date of Termination, he will not make or publish any statement which is, or may reasonably be considered to be, disparaging of the Company, its subsidiaries or affiliates, or directors, officers, employees or the operations, products or services of the Company or any of its subsidiaries or affiliates, except in connection with the performance of his services hereunder to the extent the Executive makes the statement to employees of the Company or its affiliates in good faith furtherance of the Company's business. In the event of a claimed breach by the Company of the terms of this Section 4.2, in addition to its right to institute legal proceedings to obtain damages for such breach, the Company shall be entitled to enforce the specific performance of this Section 4.2 and to enjoin any further violation of this Section 4.2.

     5.   Compensation Other Than Severance Payments.
          ------------------------------------------

     5.1 Following a Change in Control and during the term of this Agreement, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive becomes eligible for benefits at least equal to those to which the Executive would have been entitled under
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the long-term disability insurance plan of the Company in effect immediately prior to the Change in Control.

     5.2 If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period.

     5.3 If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay or make available to the Executive any rights, compensation and benefits which are vested in the Executive or which the Executive has or is otherwise entitled to receive under any plan or program of the Company (including without limitation any retirement plan or any welfare plan providing post-retirement benefits) to the Executive as such rights, compensation or benefits become due. Such rights, compensation and benefits shall be determined under, and paid or made available in accordance with, the Company's applicable retirement, insurance and other compensation or benefit plans, programs and arrangements.

     6.   Severance Payments.
          ------------------

     6.1 Subject to Section 6.2 hereof, the Company shall pay the Executive the payments described in this Section 6.1 (the "Severance Payments") upon the termination of the Executive's employment following a Change in Control and during the term of this Agreement,

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in addition to the payments and benefits described in Section 5 hereof, unless such termination is (i) by the Company or the Bank for Cause, (ii) by reason of death, or (iii) by the Executive without Good Reason. The Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason if the (x) Executive's employment is terminated prior to a Change in Control without Cause at the direction of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control, (y) Executive terminates his employment with Good Reason prior to a Change in Control (determined by treating a Potential Change in Control as a Change in Control in applying the definition of Good Reason) if the circumstance or event which constitutes Good Reason occurs at the direction of such Person, or (z) the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control; provided, however, in each such case, that a Change in Control occurs.

                    (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefits otherwise payable to the Executive under any then existing broad-based employee severance plan, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to three (3) times the sum of (i) the higher of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or in effect immediately prior to the Change in

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     Control and (ii) the highest of the annual amounts paid to, or approved for, the Executive pursuant to the Performance Recognition Opportunity Plan, or any successor plan, with respect to the three (3) years (or the number of years employed, if less) immediately preceding (a) the occurrence of the event or circumstance upon which the Notice of Termination is based or (b) the Change in Control.

                    (B) In lieu of any further life, disability, accident and health insurance benefits otherwise due to the Executive, the Company shall pay to the Executive a lump sum amount, in cash, equal to the cost to the Company (as determined by the Company in good faith with reference to its most recent actual experience) of providing such benefits, to the extent that the Executive is eligible to receive such benefits immediately prior to the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control which reduction constitutes Good Reason), for a period of three (3) years commencing on the Date of Termination.

                    (C) The Executive shall continue to accrue service credit for a period of three (3) years (for all purposes, including without limitation benefit accrual and eligibility to receive matching contributions) under the Pension Plan, Thrift Plan, the Bonus SERP, the Excess SERP, the Deferred Compensation Plan or any successor plans thereto,
     (i) with respect to matching contributions under any such Plan, based on the highest level of contributions in effect under such Plan with respect to the Executive during the plan year during which the occurrence of the event or circumstance upon which the Notice of Termination is based or the Change in Control occurs, whichever is

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     higher, and (ii) for all other purposes under this Section 6.1(C), at the compensation level equal to the amount determined in accordance with
     Section 6.1(A) hereof. All payments made pursuant to this Section 6.1(C) may be made, in the Company's discretion, out of the general funds of the Company.

               (D) Notwithstanding any provision of the Performance Recognition Opportunity Plan or any other cash-based annual or long-term incentive plan to the contrary, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any unpaid incentive compensation which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the Date of Termination under any such plan and which, as of the Date of Termination, is contingent only upon the continued employment of the Executive to a subsequent date, and (ii) a pro rata portion to the Date of Termination of the aggregate value of all contingent incentive compensation awards to the Executive for all then uncompleted periods under any such plan, calculated as to each such award by multiplying the award that the Executive would have earned on the last day of the performance award period, assuming the achievement, based on performance year-to-date, of the individual and corporate performance goals established with respect to such award, by the fraction obtained by dividing the number of full months and any fractional portion of a month during such performance award period through the Date of Termination by the total number of months contained in such performance award period.

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               (E)  (i) All outstanding equity awards that (x) were granted to the Executive prior to the date hereof and (y) are not vested and/or exercisable, as the case may be, as of the Date of Termination shall become fully vested and/or exercisable, as the case may be, as of the Date of Termination and (ii) all outstanding equity awards that (x) were granted to the Executive as of or following the date hereof and (y) are not vested and/or exercisable, as the case may be, as of the Date of Termination shall become fully vested and/or exercisable, as the case may be, as of the Date of Termination or the date on which the Change in Control occurs, whichever occurs later.

               (F) The Company shall provide the Executive with outplacement services suitable to the Executive's position for a period of three (3) years or, if earlier, until the first acceptance by the Executive of an offer of employment.

        6.2 (A) Whether or not the Executive becomes entitled to the Severance Payments, if any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, excluding the Gross-Up Payment, being hereinafter called "Total Payments") will be subject (in whole or part) to any excise tax imposed under section 4999 of the Code (the "Excise Tax"), then, subject to the provisions of subsection (B) of this Section 6.2, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any

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Excise Tax on the Total Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation on earned income in the state and locality of the Executive's residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-up Payment is calculated for purposes of this Section 6.2), net of the maximum reduction in federal income tax which could be obtained from deduction of such state and local taxes.

          (B) In the event that, after giving effect to any redeterminations described in subsection (D) of this Section 6.2, the sum of the Total Payments and the Gross-Up Payment (in each case after deduction of the net amount of federal, state and local income and employment taxes and the amount of Excise Tax to which the Executive would be subject in respect of such Total Payments and the Gross-Up Payment) does not equal or exceed 110% of the largest amount of Total Payments that would result in no portion of the Total Payments being subject to the Excise Tax (after deduction of the net amount of federal, state and local income and employment taxes on such reduced Total Payments), then subsection (A) of this Section 6.2 shall not apply and, to the extent necessary to ensure that no portion of the Total Payments is subject to the Excise Tax, the cash Severance Payments shall first be reduced (if necessary, to zero), and the noncash Severance Benefits shall thereafter be reduced (if necessary, to zero); provided,
       --------
however, that the Executive may elect to have the noncash Severance Payments
-------
reduced (or eliminated) prior to any reduction of the cash Severance Payments.

          (C) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, unless in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. Prior to the payment date set forth in Section 6.3 hereof, the Company shall provide the Executive with its calculation of the amounts referred to in this Section 6.2(C) and such supporting materials as are reasonably necessary for the Executive to evaluate the Company's calculations. If the Executive disputes the Company's calculations (in whole or in part), the opinion of Tax Counsel with respect to the matter in dispute shall prevail.

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          (D)  In the event that (i) amounts are paid to the Executive pursuant to subsection (A) of this Section 6.2, (ii) the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, and (iii) after giving effect to such redetermination, the Severance Payments are to be reduced pursuant to subsection (B) of this Section 6.2, the Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive), to the extent that such repayment results in no portion of the Total Payments being subject to the Excise Tax plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that (x) the Excise Tax is determined to exceed the amount taken into account hereunder at the time of the termination of the Executive's employment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment) and
(y) after giving effect to such redetermination, the Severance Payments should not have been reduced pursuant to subsection (B) of this Section 6.2, the Company shall make an additional Gross-Up Payment in respect of such excess and in respect of any portion of the Excise Tax with respect to which the Company had not previously made a Gross-Up Payment (plus any interest, penalties or additions payable by the Executive with respect to such excess and such portion) within five (5) business days following the time that the amount of such excess is finally determined.

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          6.3  The payments provided for in Section 6.1 and Section 6.2 hereof shall be made not later than the fifth day following the Date of Termination or, if later, the date on which the Change in Control occurs; however, if the amounts of such payments, and the limitation on such payments set forth in
Section 6.2 hereof, cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined by the Executive, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth
(30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code).

          6.4 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in seeking to obtain or enforce any benefit or right provided by this Agreement, in accordance with Section 14 hereof (including without limitation fees and expenses incurred in seeking to secure the Executive's rights provided by Section 14 hereof). Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

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          7.   Termination Procedures and Compensation During Dispute.
               ------------------------------------------------------

          7.1  Notice of Termination. After a Change in Control and during the
               ---------------------
term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with
Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

          7.2  Date of Termination.  "Date of Termination", with respect to any
               -------------------
purported termination of the Executive's employment after a Change in Control and during the term of this Agreement, shall mean the date specified in the Notice of Termination (which, in the case of a termination by the Company or the Bank, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be

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less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

          7.3  Dispute Concerning Termination. If within fifteen (15) days after
               ------------------------------
any Notice of Termination is given or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction provided that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence.

          7.4  Compensation During Dispute. If a purported termination occurs
               ---------------------------
following a Change in Control and during the term of this Agreement, and such termination is disputed in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including without limitation salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

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          8.   No Mitigation. If the Executive's employment by the Company or
               -------------
the Bank is terminated during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 or Section 7.4 hereof. Further, the amount of any payment or benefit provided for in Section 6 or Section 7.4 hereof shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company or the Bank, or otherwise.

          9.   Successors; Binding Agreement.
               -----------------------------

          9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

          9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

          9.3 This Agreement supercedes all prior agreements between the parties hereto with respect to the subject matter hereof.

          10.  Notices. For the purpose of this Agreement, notices and all other
               -------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

               To the Company:

               BankBoston Corporation                       100 Federal Street
               Boston, MA 02110

               Attention:  Executive Vice President,
                                  Human Resources
               Copy to: General Counsel and Clerk

            To the Executive:

            __________
            __________
            __________

     11.  Miscellaneous. No provision of this Agreement may be modified, waived
          -------------
or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. Except as expressly provided herein, no waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts, and this Agreement shall be an instrument under seal. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Sections 6, 7, 8 and 14 hereof shall survive the expiration of the term of this Agreement.

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

          12.  Validity. The invalidity or unenforceability of any provision of
               --------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          13.  Counterparts. This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          14.  Settlement of Disputes; Arbitration. All claims by the Executive
               -----------------------------------
for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Boston, Massachusetts, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Executive shall, however, be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

          15.  Definitions. For purposes of this Agreement, the following terms
               -----------
shall have the meanings indicated below:

          (A) "Bank" shall mean the Company's subsidiary, BankBoston, N.A., or if applicable, any other direct or indirect subsidiary of the Company by which the Executive is then employed during the term of this Agreement.

          (B) "Beneficial Owner" shall have the meaning defined in Rule 13d-3 under the Exchange Act.

          (C)  "Board" shall mean the Board of Directors of the Company.

          (D) "Bonus SERP" shall mean BankBoston, N.A. Bonus Supplemental Employee Retirement Plan.

          (E) "Cause" for termination by the Company or the Bank of the Executive's employment, after any Change in Control, shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company or the Bank (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1 hereof) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in gross misconduct which is demonstrably and materially injurious to the Company or any of its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

          (F) A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                    (I) There is an acquisition of control of the Company as defined in Section 2(a)(2) of the Bank Holding Company Act of 1956, or any similar successor provision, as in effect at the time of the acquisition; or

                    (II) Continuing Directors constitute two-thirds (2/3) or less of the membership of the Board, whether as the result of a proxy contest or for any other reason or reasons; or

                    (III) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities; or

                    (IV) There is consummated a merger or consolidation (or similar transaction) of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation (or similar transaction) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) directly or indirectly sixty percent (60%) or more of the combined voting power of the voting securities (entitled to vote generally for the election of directors) of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation and which would result in those persons who are Continuing Directors immediately prior to such merger or consolidation constituting more than two-thirds (2/3) of the membership of the Board or the board of such surviving or parent entity immediately after, or subsequently at any time as contemplated by or as a result of, such merger or consolidation (or similar transaction) or (ii) a merger or consolidation effected to implement a recapitalization or restructuring of the Company or any of its subsidiaries (or similar transaction) in which no Person acquired twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

                    (V) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity in which the holders of the voting securities (entitled to vote generally for the election of directors) of the Company immediately prior to such sale or disposition continue to own proportionally and beneficially directly or indirectly sixty percent (60%) or more of the combined voting power of the voting securities (entitled to vote generally for the election of directors) of such entity outstanding immediately after such sale or disposition and which would result in those persons who are Continuing Directors immediately prior to such sale or disposition constituting more than two-thirds (2/3) of the membership of the Board or the board of such entity immediately after, or subsequently at any time as contemplated by or as a result of, such sale or disposition.

          (G) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (H) "Company" shall mean BankBoston Corporation and (except in determining, under Section 15(F) hereof, whether or not any Change in Control of the Company has occurred in connection with such succession) any successor to its business and/or assets which assumes or agrees to perform this Agreement, by operation of law or otherwise. Payments or benefits from the Company shall include those from the Bank or other subsidiary of the Company.

          (I) "Compensation Committee" shall mean the Compensation Committee of the Board.

          (J) "Continuing Director" shall mean any director (i) who has continuously been a member of the Board since not later than the date of a Potential Change in Control or (ii) who is a successor of a director described in clause (i), if such successor (and any intervening successor) shall have been recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors.

          (K)  "Date of Termination" shall have the meaning stated in Section
7.2 hereof.

          (L) "Deferred Compensation Plan" shall mean the Company's Deferred Compensation Plan.

          (M) "Excess SERP" shall mean BankBoston, N.A. Excess Benefit Supplemental Employee Retirement Plan.

          (N) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (O) "Executive" shall mean the individual named in the first paragraph of this Agreement.

          (P) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company or the Bank, or failures by the Company or the Bank to act, unless, in the case of any act or failure to act described in paragraph (I), (V), (VI) or (VII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof or, in the case of paragraph
(III) below, such act is not objected to in writing by the Executive within four
(4) months after notification by the Company to the Executive of the Company's or the Bank's intention to take the action contemplated by such paragraph (III):

                    (I) the assignment to the Executive of any duties inconsistent with the Executive's status as a senior executive officer of the Company or the Bank or a meaningful alteration, adverse to the Executive, in the nature or status of the

          Executive's responsibilities (other than reporting responsibilities) from those in effect immediately prior to the Change in Control;

                    (II) a reduction by the Company or the Bank in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all senior executives of the Company or the Bank, as the case may be, and all senior executives of any Person in control of the Company;

                    (III) the Company's or the Bank's requiring the Executive to be based anywhere other than the Boston Metropolitan Area (or, if different, the metropolitan area in which the Company's or the Bank's principal executive offices are located immediately prior to the Change in Control) except for required travel on Company or Bank business to an extent substantially consistent with the Executive's present business travel obligations;

                    (IV) the failure by the Company, without the Executive's consent, to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within fourteen (14) days of the date such compensation is due;

                    (V) the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, including without limitation the Company's stock award, incentive compensation and bonus plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control;

                    (VI) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control;

                    (VII) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 9.1 hereof; for purposes of this Agreement, no such purported termination shall be effective; or

                    (VIII) during the 30-day period following the first anniversary of the consummation of a Change in Control, the Executive makes a good faith determination that there has been an adverse change in the nature, terms or conditions of his position with the Company as a result of the Change in Control.

          The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          (Q)  "Notice of Termination" shall have the meaning stated in Section
7.1 hereof.

          (R) "Pension Plan" shall mean the BankBoston Cash Balance Retirement Plan.

          (S) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to a registered offering of such securities in accordance with an agreement with the Company, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (T) "Potential Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                    (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                    (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

                    (III) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities (entitled to vote generally for the election of directors).

          (U)  "Severance Payments" shall mean those payments described in
Section 6.1 hereof.

          (V) "Thrift Plan" shall mean the BankBoston Thrift-Incentive 401(k) Plan.

          (W)  "Total Payments" shall mean those payments described in Section
6.2 hereof.

     IN WITNESS WHEREOF, the Executive and a duly authorized officer of the Company have executed this Agreement as of the date first written above.

                       BANKBOSTON CORPORATION



                       By:    __________________________
                              Name:  Helen G. Drinan
                              Title:  Executive Vice President, Human Resources



                              __________________________
                              [Executive]